Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-66620), (No. 333-66123), (No. 333-66121), (No.
333-66119) and (No. 033-63865) of ATC Healthcare, Inc. and Subsidiaries of our report dated May 12, 2003, except for the fifth paragraph of Note 7(a) as to which the date is June 13, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.


                                                      PricewaterhouseCoopers LLP
                                                  /s/ PricewaterhouseCoopers LLP

Melville, New York
November 3, 2004


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